For the fiscal period ended 12/31/03
The Prudential VCA 11
File No. 811-03422

Exhibit 77C


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 11
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

    1. To elect as Directors the following 10 nominees:

                                David E. A. Carson

    Affirmative          12,011,514.102          41.838%           96.141%
    Withhold                482,095.863           1.679%            3.859%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Robert E. LaBlanc

    Affirmative          12,016,382.566          41.855%           96.180%
    Withhold                477,227.399           1.662%            3.820%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Douglas H. McCorkindale

    Affirmative          12,019,336.266          41.865%           96.204%
    Withhold                474,273.699           1.652%            3.796%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Stephen P. Munn

    Affirmative          12,020,604.959          41.869%           96.214%
    Withhold                473,005.006           1.648%            3.786%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Richard A. Redeker

    Affirmative          12,026,493.088          41.890%           96.261%
    Withhold                467,116.877           1.627%            3.739%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Robin B. Smith

    Affirmative          12,027,158.248          41.892%           96.266%
    Withhold                466,451.717           1.625%            3.734%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Stephen Stoneburn

    Affirmative          12,026,493.088          41.890%           96.261%
    Withhold                467,116.877           1.627%            3.739%

    TOTAL                12,493,609.965          43.517%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 11
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

                                Clay T. Whitehead

    Affirmative          12,025,743.843          41.887%           96.255%
    Withhold                467,866.122           1.630%            3.745%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Judy A. Rice

    Affirmative          12,027,050.347          41.892%           96.266%
    Withhold                466,559.618           1.625%            3.734%

    TOTAL                12,493,609.965          43.517%          100.000%

                                Robert F. Gunia

    Affirmative          12,026,493.088          41.890%           96.261%
    Withhold                467,116.877           1.627%            3.739%

    TOTAL                12,493,609.965          43.517%          100.000%

    2. To Approve Changes to Fundamental Investment Restrictions, relating to :

            a. diversification;

    Affirmative          11,804,982.646          41.118%           94.488%
    Against                 445,052.970           1.550%            3.562%
    Abstain                 243,574.349            .849%            1.950%

    TOTAL                12,493,609.965          43.517%          100.000%

            b. borrowing money, issuing senior securities or pledging
               assets;

    Affirmative          11,597,985.640          40.397%           92.831%
    Against                 554,182.319           1.931%            4.436%
    Abstain                 341,442.006           1.189%            2.733%

    TOTAL                12,493,609.965          43.517%          100.000%

            c. buying and selling real estate;

    Affirmative          11,724,492.045          40.838%           93.844%
    Against                 523,252.869           1.823%            4.188%
    Abstain                 245,865.051            .856%            1.968%

    TOTAL                12,493,609.965          43.517%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 11
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

            d. buying and selling commodities or commodity
               contracts;

    Affirmative          11,694,479.061          40.733%           93.604%
    Against                 525,200.862           1.830%            4.203%
    Abstain                 273,930.042            .954%            2.193%

    TOTAL                12,493,609.965          43.517%          100.000%

            e. industry concentration;

    Affirmative          11,653,809.265          40.592%           93.278%
    Against                 567,037.141           1.975%            4.539%
    Abstain                 272,763.559            .950%            2.183%

    TOTAL                12,493,609.965          43.517%          100.000%

            f. acting as underwriter;

    Affirmative          11,640,472.274          40.545%           93.171%
    Against                 502,686.520           1.751%            4.024%
    Abstain                 350,451.171           1.221%            2.805%

    TOTAL                12,493,609.965          43.517%          100.000%

            g. making loans;

    Affirmative          11,571,878.396          40.306%           92.622%
    Against                 573,281.343           1.997%            4.589%
    Abstain                 348,450.226           1.214%            2.789%

    TOTAL                12,493,609.965          43.517%          100.000%

            h. investing to excercise control.

    Affirmative          11,749,143.666          40.924%           94.041%
    Against                 485,241.549           1.690%            3.884%
    Abstain                 259,224.750            .903%            2.075%

    TOTAL                12,493,609.965          43.517%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 4
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 11
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL        28,709,797.535

    VOTED SHARES        12,493,609.965

    PERCENT VOTED               43.517%
                                                            C64